Exhibit 23

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation

Downingtown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-131954) and Form S-8 (No. 333-78913, No. 333-121145, No. 333-125999, No. 333-126610, No. 333-138214, No. 333-183318 and No. 333-222197) of DNB Financial Corporation of our reports dated March 15, 2018, relating to the consolidated financial statements and the effectiveness of DNB Financial Corporation’s internal control over financial reporting, which appear in this Form 10‑K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 15, 2018